UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

AmerisourceBergen Corporation (the “Registrant”) has entered into (i) a Supplemental Indenture dated September 8, 2005 (the “Supplemental 2001 Indenture”) amending the Indenture dated as of August 14, 2001 between the Registrant, certain subsidiaries of the Registrant signatory thereto and J.P. Morgan Trust Company, National Association (successor in interest to Chase Manhattan Bank and Trust Company, National Association), as Trustee, relating to the Registrant’s 8.125% senior notes due 2008 (the “2001 Indenture”) and (ii) a Supplemental Indenture dated September 8, 2005 (the “Supplemental 2002 Indenture” and, together with the Supplemental 2001 Indenture, the “Supplemental Indentures”) amending the Indenture dated as of November 18, 2002 between the Registrant, certain subsidiaries of the Registrant signatory thereto and J.P. Morgan Trust Company, National Association, as Trustee, relating to the Company’s 7.25% senior notes due 2012 (the “2002 Indenture” and, collectively with the 2001 Indenture, the “Original Indentures”).

The Supplemental Indentures:

* eliminate substantially all of the restrictive covenants contained in the Original Indentures, including the covenants relating to restricted payments and dividends, debt incurrence, liens, affiliate transactions, asset sales, sale-leaseback arrangements, guarantees and offers to repurchase notes upon the occurrence of certain changes in control;

* eliminate certain events of default contained in the Original Indentures, including those relating to compliance with covenants and representations, defaults under certain secured debt instruments and the entry of certain judgments;

* modify the defeasance provision contained in the Original Indentures by simplifying the procedures for defeasance to require only that the Registrant place on deposit an amount equal to the outstanding principal amount of all the outstanding notes under the Original Indentures being defeased plus required interest payments and servicing fees; and

* modify certain other provisions contained in the Original Indentures, including elimination of the trustee’s right to assert certain general remedies and the right of the trustee to bring a suit for collection under the notes issued under the Original Indentures upon a default.

The Supplemental Indentures became operative on September 14, 2005.

Item 8.01. Other Events.

On September 14, 2005, the Registrant issued a news release announcing that it completed the sale of $400 million in aggregate principal amount of 5.625% senior notes due 2012 and $500 million in aggregate principal amount of 5.875% senior notes due 2015. The two series of senior notes each were sold at 99.5 percent of principal amount, resulting in an effective annual interest rate of 5.71% on the 2012 notes and an effective annual interest rate of 5.94% on the 2015 notes. In connection with its tender offer and consent solicitation for its $500 million 8.125% senior notes due 2008 and its $300 million 7.25% senior notes due 2012, the Registrant also announced that it accepted for purchase and made payment for approximately $497.7 million aggregate principal amount of the 8.125% senior notes due 2008, representing approximately 99.5% of the total principal amount outstanding of such notes, and $299.3 million aggregate principal amount of the 7.25% senior notes due 2012, representing approximately 99.8% of the total principal amount outstanding of such notes. The total consideration paid was for $1,103.04 for each $1,000 principal amount of 8.125% senior notes due 2008 accepted for purchase and $1,166.37 for each $1,000 principal amount of 7.25% senior notes due 2012 accepted for purchase, in each case plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the payment date and in each case without regard to whether the notes accepted for purchase were tendered before or after 5:00 p.m., Eastern Daylight Savings Time, on September 8, 2005. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	News Release dated September 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: September 16, 2005	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer